UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 19, 2014

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On December 19, 2014, CVR GP, LLC ("CVR GP"), the general partner of CVR Partners, LP (the "Partnership") entered into an amendment (the “Amendment”) of the employment agreement with Mark A. Pytosh Mr. Pytosh is Chief Executive Officer and President of CVR GP, and is a named executive officer of CVR GP. The Amendment revises the annual bonus determination to provide that beginning in 2015, a portion of Mr. Pytosh's bonus will be based on performance criteria of CVR Energy, Inc. ("CVR Energy") to the extent Mr. Pytosh receives a portion of his bonus based on shared services provided to CVR Energy. Except for the foregoing, the terms of Mr. Pytosh’s employment agreement remains consistent with the terms of his existing agreement, as amended to date.

CVR Energy indirectly owns 100% of CVR GP. In addition, CVR Energy indirectly owns approximately 53% of the common units representing limited partner interests of the Partnership. CVR GP provides certain shared services to CVR Energy pursuant to a GP Services Agreement between the Partnership, CVR GP and CVR Energy dated November 29, 2011, as amended (the “GP Services Agreement”). Mr. Pytosh provides shared services to CVR Energy under this arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 24, 2014

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer